Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-147334, 333-157041, 333-164469, and 333-171981, on Form S-8, and in Registration Statement No. 333-159917, on Form S-3, of NovaBay Pharmaceuticals, Inc. of our report dated March 26, 2010, with respect to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010.

 /S/ Davidson & Company LLP
Vancouver, Canada	Chartered Accountants

March 9, 2011